UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Insurance Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

On April 30, 2014, a definitive proxy statement was filed for the upcoming shareholder meeting scheduled for Tuesday, June 10, 2014 for the funds of JPMorgan Insurance Trust.

At the meeting, the Trust will seek approval to elect the current Board of Trustees.

Contract owners of record as of March 21, 2014 will receive by mail (i) a proxy statement describing in detail the proposal and summarizing the Board’s considerations in recommending that shareholders approve the proposal and (ii) a voting instruction card and instructions on how to submit their instructions.

For additional details on the JPMorgan Insurance Trust proxy statement, please see the Q&A below, the proxy statement and the other referenced materials.

Board of Trustee Recommendations

The Board of Trustees recommends voting “FOR” the Proposal in the JPMorgan Insurance Trust Proxy.

Why do the Trustees for JPMorgan Insurance Trust need to be elected?

The Trust is required to seek shareholder approval whenever less than two-thirds of its Board has been elected by shareholders. Although the Trust is not currently required to ask its shareholders to elect or re-elect its Trustees since more than two-thirds of its current Trustees were previously elected by shareholders, the Trust is seeking shareholder approval to elect or re-elect, as applicable, each of the Trustees to accommodate future resignations or retirements.

Why is the Trust asking for voting instructions from contract owners?

The Funds of the Trust are available exclusively as a funding vehicle for variable contracts offered by the separate accounts of certain life insurance companies (“Insurance Companies”). Individual variable contract owners (“contract owners”) are not the “shareholders” of the Funds. Rather, the Insurance Companies and their separate accounts are the shareholders of the Funds. Each Insurance Company, however, will offer to the applicable individual contract owners the opportunity to instruct the Insurance Company as to how the Insurance Company should vote Fund shares it holds. The Proxy Statement and voting instruction card are, therefore, being furnished to the individual contract owners entitled to provide voting instructions.

What happens if a contract owner needs a copy of a proxy statement, a voting instruction card or other proxy materials?

Contract owners can receive additional copies of any proxy materials, including proxy statements, voting instruction cards and voting instructions, by calling (866) 456-7052.

What happens if the contract owners do not provide voting instructions?

All contract owners are encouraged to provide voting instructions. If a contract owner does not provide voting instructions (or if he or she returns the voting instruction card but does not mark instructions), the Insurance Company will vote all shares attributable to the contract owner’s account value in proportion to the timely voting instructions actually received from contract owners.

Computershare Fund Services, the Proxy Solicitor, has been retained to assist us with soliciting instructions. Shareholders who do not provide instructions may receive a telephone call or additional mailings from the solicitor encouraging them to provide instructions.

The below documents are available for your reference:

•	Proxy Statement
•	Solicitation Do’s and Don’ts
•	Client Approved Frequently Asked Questions
•	Home Office Email

If there are any questions please contact IMA Product Management.